UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): July 17, 2007
Gen-Probe Incorporated
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-31279 (Commission File Number)	33-0044608 (I.R.S. Employer Identification No.)
10210 Genetic Center Drive
San Diego, CA 92121
(Address of Principal Executive Offices)
(858) 410-8000
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
SIGNATURES

Item 1.01. Entry into a Material Definitive Agreement.
On July 17, 2007, Gen-Probe Incorporated (“Gen-Probe” or the “Company”) notified Stratec Biomedical Systems AG of Birkenfeld, Germany (“Stratec”) that Gen-Probe accepted Stratec’s Phase 1 development activities pursuant to a Development Agreement for the Panther Instrument System (the “Development Agreement”), which the companies had previously entered into. On July 17, 2007, Gen-Probe also authorized Stratec to commence Phase 2 activities under the Development Agreement.
The Development Agreement provides for the development of a fully automated, mid-volume molecular diagnostic instrument by Stratec. The Development Agreement only obligated Gen-Probe to conduct Phase 1 development activities, at a specified fixed cost, unless and until the Company agreed that these activities had been successfully completed and separately authorized Stratec in writing to commence Phase 2 activities.
Pursuant to the Development Agreement and Gen-Probe’s authorization to proceed to Phase 2 activities, Stratec will provide services for the design and development of the Panther instrument at a fixed price of $9,370,000, including Phase 1 costs, to be paid in installments due upon achievement of specified technical milestones. In addition, Gen-Probe will purchase prototype, validation, and pre-production instruments, at specified fixed transfer prices, that will cost approximately $7,000,000 in the aggregate if Gen-Probe elects to purchase the number of each instrument type it currently believes it will purchase. Gen-Probe will also purchase production tooling at a cost of approximately $1,000,000.
The Development Agreement provides that until ninety days following Gen-Probe’s acceptance of prototype Panther instruments, Gen-Probe has the right to terminate the Development Agreement on limited, specified conditions, upon thirty days written notice and payment of specified termination compensation. Both parties have the right to terminate the Development Agreement for insolvency of the other party or for a material breach that is not cured within eighty days of written notice.
The parties have also entered into a Supply Agreement for Panther Instrument Systems (the “Supply Agreement”) providing for the manufacture and supply of instruments by Stratec to Gen-Probe. The parties’ rights and obligations under the Supply Agreement are contingent upon successful completion of the parties’ activities under the Development Agreement. Pursuant to the Supply Agreement, Gen-Probe will be obligated to purchase a minimum number of production series instruments at a fixed transfer price or, if it does not meet the minimum purchase requirement, to pay Stratec an agreed upon charge for each instrument it does not purchase. The Supply Agreement has an initial term of 10 years. Both parties have the right to terminate the Supply Agreement for insolvency of the other party or for a material breach that is not cured within eighty days of written notice.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gen-Probe Incorporated
Date: July 17, 2007	By:	/s/ R. William Bowen
R. William Bowen
Senior Vice President and General Counsel